As filed with the Securities and Exchange Commission on June 30, 2000
                                                    Registration No. 333-
================================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                               -----------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               -----------------------

                          INTRABIOTICS PHARMACEUTICALS, INC.
                (Exact name of registrant as specified in its charter)

                DELAWARE                                  94-3200380
       (State of Incorporation)             (I.R.S. Employer Identification No.)

                              1255 TERRA BELLA AVENUE
                              MOUNTAIN VIEW, CA 94043
                                   (650) 526-6800
                     (Address of principal executive offices)

                    AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                             2000 EQUITY INCENTIVE PLAN
                         2000 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of the plan)

                                KENNETH J. KELLEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       INTRABIOTICS PHARMACEUTICALS, INC.
                             1255 TERRA BELLA AVENUE
                             MOUNTAIN VIEW, CA  94043
                                  (650) 526-6800
                (Name, address, including zip code, and telephone number,
                       including area code, of agent for service)

                               -----------------------

                                      Copies to:

                                    ROBERT L. JONES
                                     LAURA BEREZIN
                                  COOLEY GODWARD LLP
                                 FIVE PALO ALTO SQUARE
                                 3000 EL CAMINO REAL
                                 PALO ALTO, CA 94306
                                    (650) 843-5000

                               -----------------------

                          CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum          Proposed Maximum
Title of Securities to be        Amount to be    Offering Price Per Share   Aggregate Offering Price
Registered                       Registered               (1)                         (1)               Amount of Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value
$.001)                            8,954,886           $1.5857-$23.75               $131,910,062             $34,825
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options granted pursuant to IntraBiotics Pharmaceuticals, Inc.'s (the "Company") (i) Amended and Restated 1995 Stock Option Plan and (ii) 2000 Equity Incentive Plan and (b) the average of the high and low prices of the Company's Common Stock on June 26, 2000 as registered on the Nasdaq National Market.

The chart below details the calculations of the registration fee:



----------------------------------------------------------------------------------------------------
                                                            Offering Price Per    Aggregate Offering
Securities                               Number of Shares          Share                  Price
----------------------------------------------------------------------------------------------------
Shares issuable pursuant to
outstanding options under the
Amended and Restated 1995 Stock
Option Plan                                 3,454,886        $1.5864(1)(a)             $5,480,832
----------------------------------------------------------------------------------------------------
Shares issuable pursuant to
outstanding options under
the 2000 Equity Incentive
Plan                                          380,000       $12.7085(1)(a)             $4,829,230
----------------------------------------------------------------------------------------------------
Shares issuable pursuant
to the 2000 Equity Incentive
Plan                                        4,620,000         $23.75(1)(b)           $109,725,000
----------------------------------------------------------------------------------------------------
Shares issuable pursuant to
the 2000 Employee Stock Purchase
Plan                                          500,000         $23.75(1)(b)            $11,875,000
----------------------------------------------------------------------------------------------------
Proposed Maximum Offering Price                                                      $131,910,062
----------------------------------------------------------------------------------------------------
Registration Fee                                                                          $34,825
----------------------------------------------------------------------------------------------------


                                       1.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by IntraBiotics Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on March 27, 2000 (No. 333-95461).

     (b) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000, filed May 12, 2000.

     (c) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed March 17, 2000, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description (No. 0-29993)

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                          INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

                        INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Company also maintains an insurance policy for its directors and executive officers insuring against certain liabilities arising in their capacities as such.


                                       2.

                                    EXHIBITS

EXHIBIT
NUMBER

4.1*       Amended and Restated Certificate of Incorporation of the Company.
4.2*       Amended and Restated Bylaws of the Company.
5.1        Opinion of Cooley Godward LLP.
23.1       Consent of Ernst & Young LLP, Independent Auditors
23.3       Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24.1       Power of Attorney is contained on the signature pages.
99.1*      Amended and Restated 1995 Stock Option Plan and related documents
99.2*      2000 Equity Incentive Plan and related documents
99.3*      2000 Employee Stock Purchase Plan and related offering documents.

------------

* Documents incorporated by reference from the Company's Registration
Statement on Form S-1, as amended (333-95461), filed with the SEC on January 27, 2000.

                                  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                       3.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       4.

                                    SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 28, 2000.

                                        INTRABIOTICS PHARMACEUTICALS, INC.

                                        By     /s/ Kenneth J. Kelley
                                          ---------------------------------
                                                 Kenneth J. Kelley
                                          Title: President, Chief Executive
                                                 Officer and Director


                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth J. Kelley and Russell L. Hughes and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                               TITLE                                DATE



/s/ Kenneth J. Kelley
------------------------------   President, Chief Executive Officer        June 28, 2000
Kenneth J. Kelley                and Director (Principal Executive
                                 Officer)


/s/ Russell L. Hughes
------------------------------   Controller (Principal Financial           June 28, 2000
Russell L. Hughes                Officer and Accounting Officer)



/s/ Jane E. Shaw
------------------------------   Director                                  June 28, 2000
Jane E. Shaw



                                       5.


/s/ Michael F. Bigham
------------------------------   Director                                  June 28, 2000
Michael F. Bigham


/s/ Fritz Buhler
------------------------------   Director                                  June 29, 2000
Fritz Buhler



------------------------------   Director                                  June __, 2000
Gary A. Lyons


/s/ Kathleen D. LaPorte
------------------------------   Director                                  June 28, 2000
Kathleen D. LaPorte



------------------------------   Director                                  June __, 2000
Liza Page Nelson



------------------------------   Director                                  June __, 2000
John M. Padfield



------------------------------   Director                                  June __, 2000
Jack S. Remington







                                       6.

                                    EXHIBIT INDEX



EXHIBIT                                                                               SEQUENTIAL
NUMBER                                DESCRIPTION                                    PAGE NUMBER


4.1*          Amended and Restated Certificate of Incorporation of the Company.
4.2*          Amended and Restated Bylaws of the Company.
5.1           Opinion of Cooley Godward LLP.
23.1          Consent of Ernst & Young LLP, Independent Auditors.
23.3          Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24.1          Power of Attorney is contained on the signature pages.
99.1*         Amended and Restated 1995 Stock Option Plan and related documents.
99.2*         2000 Equity Incentive Plan and related documents.
99.3*         2000 Employee Stock Purchase Plan and related documents


-------------
* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-95461), filed with the SEC on January 27, 2000.


                                       7.